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                                December 16, 1999


Board of Directors
Franchise Finance Corporation of America
17207 North Perimeter Drive
Scottsdale, Arizona  85255

     Re: Franchise Finance Corporation of America

Ladies and Gentlemen:

     We have acted as counsel to Franchise Finance Corporation of America, a Delaware corporation (the "Company"), in connection with the filing of the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an additional 1,500,000 shares of the Company's common stock, par value $.01 per share, including the preferred share purchase rights attached thereto (collectively the "Common Stock"), issuable pursuant to the Company's 1995 Stock Option and Incentive Plan (the "Plan"). In rendering this opinion, we have reviewed such matters, documents and law as we have deemed necessary for the purposes of this opinion.

     Based on and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transaction specifically referred to herein, and no other opinions should be implied therefrom.

                                 Very truly yours,

                                 /s/ Kutak Rock LLP

                                 Kutak Rock LLP